Exhibit (j)(ii)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in Post Effective Amendment No. 46 to the Registration Statement on Form N-1A (File No. 33-24848) of our reports dated September 20, 2002 relating to the financial statements and financial highlights, which appear in the July 31, 2002 Annual Reports to the Shareholders of Fifth Third Funds which are also incoporated by reference into the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" in such Registration Statement.

PriceWaterhouseCoopers
/s/ PriceWaterhouseCoopers

Columbus, Ohio
November 26, 2002

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